EXHIBIT 4.1
SUPPLEMENTAL INDENTURE – BERRY ASSUMPTION
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 1, 2019, among Berry Global, Inc., a Delaware corporation (the “Company”), each of the parties identified as a Subsidiary Guarantor on the signature pages hereto (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), each a subsidiary of the Company, Berry Global Group, Inc., a Delaware corporation (the “Parent Guarantor”) and U.S. Bank National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS Berry Global Escrow Corporation (the “Escrow Issuer”) has heretofore entered into that certain indenture with the Trustee, dated as of June 5, 2019 (as amended, supplemented or otherwise modified, the “Indenture”), providing initially for the issuance of $1,250,000,000 in aggregate principal amount of the Escrow Issuer’s 4.875% First Priority Senior Secured Notes due 2026 (the “Securities”);
WHEREAS, the Escrow Issuer , the Company, the Parent Guarantor and each Subsidiary Guarantor that is a signatory hereto is executing this Supplemental Indenture pursuant to which (i) the Company shall become a party to the Indenture and assume all of the rights and be subject to all of the obligations and agreements of the “Issuer” under the Securities and the Indenture, (ii) the Parent Guarantor shall become a party to the Indenture and assume all of the rights and be subject to all of the obligations and agreements of the “Parent Guarantor” under the Indenture, and (iii) each Subsidiary Guarantor shall become a party to the Indenture and assume all of the rights and be subject to all of the obligations and agreements of a “Subsidiary Guarantor” under the Indenture;
WHEREAS Sections 4.11 and 12.06 of the Indenture provide that under certain circumstances the Issuer is required to cause the Parent Guarantor and each Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Parent Guarantor and Subsidiary Guarantor, respectively, shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Parent Guarantee and a Subsidiary Guarantee, respectively, on the terms and conditions set forth herein; and
WHEREAS Sections 4.18 and 9.01 of the Indenture provide that the Escrow Issuer and the Company may execute and deliver to the Trustee a supplemental indenture pursuant to which the Company shall unconditionally assume all of the Escrow Issuer’s Note Obligations under the Securities and the Indenture on the terms and conditions herein set forth;
WHEREAS Sections 4.11, 4.18, 9.01 and 12.06 of the Indenture provide that the Parent Guarantor and the Subsidiary Guarantors may execute and deliver to the Trustee a supplemental indenture pursuant to which each guarantees the Note Obligations; and
WHEREAS Section 4.18 of the Indenture provides that upon the assumption by the Company of all of the Escrow Issuer’s Note Obligations under the Securities and the Indenture, the Escrow Issuer shall be released from all Note Obligations under the Securities and the Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Escrow Issuer, the Company, the Subsidiary Guarantors, the Parent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1. Defined Terms.  Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture, and the Trustee and the Collateral Agent acting on behalf of and for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to be Bound.  The Company hereby unconditionally assumes the Escrow Issuer’s Note Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture and agrees to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of the Escrow Issuer under the Indenture.  The Company hereby becomes party to the Indenture as the “Issuer” for all purposes thereof and as such will have all of the rights and be subject to all of the obligations and agreements of the “Issuer” under the Indenture.
3. Agreement to Guarantee.  (i) The Parent Guarantor hereby agrees to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 14 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of the Parent Guarantor under the Indenture. (ii) Each Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
4. Notices.  All notices or other communications to the Parent Guarantor and the Subsidiary Guarantors shall be given as provided in Section 13.02 of the Indenture.
5. Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
6. Release of Obligations of Escrow Issuer. Upon execution of this Supplemental Indenture by the Company, the Escrow Issuer, the Parent Guarantor, the Subsidiary Guarantors and the Trustee, the Escrow Issuer is released and discharged from all Note Obligations under the Indenture and the Securities.
7. Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
8. Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.  The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
9. Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.
10. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
BERRY GLOBAL, INC., as Issuer
By: /s/ Mark W. Miles
Name: Mark W. Miles
Title: Chief Financial Officer and Treasurer
BERRY GLOBAL GROUP, INC., as Parent Guarantor
By: /s/ Mark W. Miles
Name: Mark W. Miles
Title: Chief Financial Officer and Treasurer

BERRY GLOBAL ESCROW CORPORATION
By: /s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

SUBSIDIARY GUARANTORS:
AEROCON, LLC
AVINTIV ACQUISITION CORPORATION
AVINTIV INC.
AVINTIV SPECIALTY MATERIALS INC.
BERRY FILM PRODUCTS ACQUISITION COMPANY, INC.
BERRY FILM PRODUCTS COMPANY, INC.
BERRY PLASTICS ACQUISITION CORPORATION V
BERRY PLASTICS ACQUISITION CORPORATION XII
BERRY PLASTICS ACQUISITION CORPORATION XIII
BERRY GLOBAL FILMS, LLC
BERRY PLASTICS ACQUISITION LLC X
BERRY PLASTICS DESIGN, LLC
BERRY PLASTICS FILMCO, INC.
BERRY PLASTICS 1K, LLC
BERRY PLASTICS OPCO, INC.
BERRY PLASTICS SP, INC.
BERRY PLASTICS TECHNICAL SERVICES, INC.
BERRY SPECIALTY TAPES, LLC
BERRY STERLING CORPORATION
BPREX BRAZIL HOLDING INC.
BPREX CLOSURE SYSTEMS, LLC
BPREX CLOSURES KENTUCKY INC.
BPREX CLOSURES, LLC
BPREX DELTA INC.
BPREX HEALTHCARE BROOKVILLE INC.
BPREX HEALTHCARE PACKAGING INC.
BPREX PLASTIC PACKAGING INC.
BPREX PLASTICS SERVICES COMPANY INC.
BPREX PRODUCT DESIGN AND ENGINEERING INC.
BPREX SPECIALTY PRODUCTS PUERTO RICO INC.
CAPLAS LLC
CAPLAS NEPTUNE, LLC
CAPTIVE PLASTICS HOLDINGS, LLC
CAPTIVE PLASTICS, LLC
CARDINAL PACKAGING, INC.
CHICOPEE, INC.
COVALENCE SPECIALTY ADHESIVES LLC
COVALENCE SPECIALTY COATINGS LLC
CPI HOLDING CORPORATION
DOMINION TEXTILE (USA), L.L.C.
FABRENE, L.L.C.
FIBERWEB GEOS, INC.
FIBERWEB, LLC
KERR GROUP, LLC
KNIGHT PLASTICS, LLC
OLD HICKORY STEAMWORKS, LLC
PACKERWARE, LLC
PESCOR, INC.
PGI EUROPE, INC.
PGI POLYMER, INC.
PLIANT INTERNATIONAL, LLC

PLIANT, LLC
POLY-SEAL, LLC
PRIME LABEL & SCREEN INCORPORATED
PRISTINE BRANDS CORPORATION
PROVIDENCIA USA, INC.
ROLLPAK CORPORATION
SAFFRON ACQUISITION, LLC
SETCO, LLC
SUN COAST INDUSTRIES, LLC
UNIPLAST HOLDINGS, LLC
UNIPLAST U.S., INC.
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.
By: /s/ Jason K. Greene
Name: Jason K. Greene
Title:  Executive Vice President, General Counsel
and Secretary

LADDAWN, INC.
DUMPLING ROCK, LLC
ESTERO PORCH, LLC
LAMB’S GROVE, LLC
MILLHAM, LLC
SUGDEN, LLC
By: /s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President

GRAFCO INDUSTRIES LIMITED PARTNERSHIP

By: Caplas Neptune, LLC, its General Partner
By: /s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel
and Secretary

CHOCKSETT ROAD LIMITED PARTNERSHIP

By: Berry Global, Inc., its General Partner
By: /s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel
and Secretary
CHOCKSETT ROAD REALTY TRUST

By: Laddawn, Inc., its Trustee
By: /s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President

SEAL FOR LIFE INDUSTRIES, LLC
By: /s/ Jason K. Greene
Name:  Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE
By: /s/ Beverly A. Freeney
Name: Beverly A. Freeney
Title: Vice President